Exhibit 10(s)


                   EXECUTIVE SALARY CONTINUATION AGREEMENT


THE AGREEMENT, made and entered into this 11th day of October, 1995 by and between Rurban Financial Corp. (hereinafter called "Rurban"), and Thomas C. Williams (hereinafter called the "Executive").


                                 WITNESSETH:


      WHEREAS, the Executive has been and continues to be a valued Executive of Rurban, and is now serving Rurban as its President; and,

      WHEREAS, it is the consensus of the Board of Directors that the Executive's services to Rurban in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of Rurban and in bringing it to its present status of operating efficiency, and its present position in its field of activity; and,

      WHEREAS, the experience of the Executive, his knowledge of the affairs of Rurban, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profits of Rurban and it is in the best interest of Rurban to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in Rurban's employment during his lifetime or until the age of retirement; and,

      WHEREAS, it is the desire of Rurban that his services be retained as herein provided; and,

      WHEREAS, the Executive is willing to continue in the employ of Rurban provided Rurban agrees to pay to him or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth:

      ACCORDINGLY, it is the desire of Rurban and the Executive to enter into this agreement under which Rurban will agree to make certain payments to the Executive at retirement or his beneficiary in the event of his premature death while employed by Rurban; and,

      FURTHERMORE, it is the intent of the parties hereto that this agreement be considered an unfunded arrangement maintained primarily to provide supplemental benefits for the Executive, as a member of a select group of management or highly compensated employees of Rurban for the purposes of the Employee Retirement Income Security Act of 1974, (E.R.I.S.A.):


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      NOW,  THEREFORE,  in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

EMPLOYMENT

      1. Rurban agrees to employ the Executive in such capacity as Rurban may from time to time determine. The Executive will continue in the employ of Rurban in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of Rurban. Active employment shall include temporary disability not to exceed six months and other "leave of absences" specifically granted by the Board of Directors.


FRINGE BENEFITS

      2. The salary continuation benefits provided by this agreement are granted by Rurban as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits except as set forth hereinafter.


RETIREMENT DATE

      3. If Executive remains in the continuous employ of Rurban, he shall retire from active employment with Rurban on the first December 31st after his sixty-fifth (65th) birthday, unless by action of the Board of Directors his period of active employment shall be shortened or extended.


RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

      4. Upon said retirement, Rurban, commencing with the first day of the month following the date of such retirement, shall pay Executive an annual benefit equal to 15% of Executive's salary immediately prior to his retirement in equal monthly installments (of 1/12 of the annual benefit) for a period of one hundred eighty (180) months, provided that if less than one hundred eighty (180) such monthly payments have been made prior to the death of the Executive, Rurban shall continue such monthly payments to whomever the Executive shall designate in writing and filed with Rurban, until the full number of one hundred eighty
            (180) monthly payments have been made. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate.


DEATH BENEFIT PRIOR TO RETIREMENT

      5. In the event the Executive should die while actively employed by Rurban at any time after the date of this Agreement but prior to his attaining the age of sixty-five (65) years (or such later date as may be agreed upon), Rurban will pay an annual benefit equal to 15% of Executive's salary immediately prior to his death in equal monthly installments (each equal to 1/12 of the annual benefit) for a period of one hundred eighty (180) months to such individual or individuals as the Executive may have designated in writing and filed with Rurban. The said monthly payments shall begin the first day of the first month following the month of the decease of the Executive. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of his estate.


BENEFIT ACCOUNTING

      6. Rurban shall account for this benefit using the regulatory accounting principles of Rurban's primary federal regulator. Rurban shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.


VESTING

      7. Executive benefits are payable in accordance with the following vesting schedule:

                         5% of base  salary at age 55 to 60
                         10% of base salary at age 60 to 65
                         15% of base salary at age 65 and over

            In the event of employee termination prior to attaining age 65, the payment will be based on the base salary paid on employee's date of termination.


OTHER TERMINATION OF EMPLOYMENT

      8. In the event that the employment of the Executive shall terminate prior to retirement from active employment, as provided in Paragraph 3, by his voluntary action, then this Agreement shall terminate upon the date of such termination of employment and Rurban shall pay to the Executive as severance compensation an amount of money as of attained age under vesting schedule Paragraph 7 and subject to payment schedule in Paragraph 4. An employee discharged by Rurban for cause will have no compensation payable under this agreement.

            In the event the Executive's death should occur after such severance but prior to the completion of the monthly payments provided for in this Paragraph 8, the remaining installments shall be paid to such individual or individuals as the Executive may have designated in writing, and filed with Rurban. In the absence of any effective designation of beneficiary, any such amounts shall be payable to the duly qualified executor or administrator of his estate.


PARTICIPATION IN OTHER PLANS

      9. The benefits provided hereunder shall be in addition to Executive's annual salary as determined by the Board of Directors, and shall not affect the right of Executive to participate in any current or future Rurban retirement Plan, group insurance, bonus, or in any supplemental compensation arrangement which constitutes a part of Rurban's regular compensation structure.


NON-COMPETE

      10. The payment of benefits under this Agreement shall be contingent upon the Executive not engaging in any activity that directly or indirectly competes with Rurban's interests, within 25 miles of any office of Rurban existing at the time of Executive 's retirement or termination.

      11. In the event there is a change in control of the ownership of Rurban, Executive shall become 100% vested for the purposes of Paragraph 7 hereinabove, as if the Executive had attained age 65.

      12. If after the retirement of Executive, the capital of Rurban should fall below the minimum required by Rurban's regulatory authority and/or Rurban fails to make a profit in any two (2) successive years, Executive may, at his option, demand that Rurban pay him the balance of the benefits due him in a lump sum. The balance due Executive shall be an amount of money equal to his accrued liability benefit account balance and shall be paid to him by Rurban within thirty (30) days of his demand.


ALIENABILITY

      13. It is agreed that neither Executive, nor his/her spouse, nor any other designee, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.


RESTRICTIONS ON FUNDING

      14. Rurban shall have no obligation to set aside, earmark, or entrust any fund or money with which to pay its obligation under this Agreement. Rurban reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and determine the extent, nature, and method of such funding.


GENERAL ASSETS OF RURBAN

      15.   The  rights  of the  Executive  under  this  Agreement  and of any
            beneficiary  of  the  Executive   shall  be  solely  those  of  an
            unsecured creditor of Rurban. If Rurban shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Executive nor any beneficiary of Executive shall have any right with respect to, or claim against, such policy or other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of Rurban under this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of Rurban and Executive or any of his beneficiaries shall not have a greater claim to the insurance policy or other assets, or any interest in either of them, than any other general creditor of Rurban.


REORGANIZATION

      17. Rurban agrees that if Rurban merges or consolidates with any other company or organization, or permits its business activities to be taken over by any other organization, or ceases its business activities or terminates its existence, the Executive will be considered to be vested in one hundred percent (100%) of the retirement benefit to be paid to the Executive pursuant to Paragraph 4 above.


AMENDMENT

      18. This Agreement may be amended in whole or in part from time to time by the Employer, but only in writing. Amendments are not to effect Executive benefits for those who are in pay-out or eligible for payments under the vesting schedule.


NOT A CONTRACT OR EMPLOYMENT

      19. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of Rurban to discharge the Executive, or restrict the right of the Executive to terminate his employment.


HEADINGS

      20. Headings and subheadings of this Agreement are inserted for reference and convenience only and shall not be deemed a part of this agreement.


APPLICABLE LAW

      21. The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.


EFFECTIVE DATE

      22.   The effective date of this agreement shall be October 11, 1995.


CLAIMS PROCEDURE

      23. In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive' s death), and such person feels entitled to receive them, a claim shall be made in writing to the Plan Administrator within sixty
            (60) days from the date payments are not made. Such claim shall be reviewed by the Plan Administrator and Rurban' s Board of Directors. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based.


NAMED FIDUCIARY AND PLAN ADMINISTRATOR

      24. For purposes of implementing this claims procedure (but not for any other purpose), the chief executive officer of Rurban Financial Corp., is hereby designated as the Named Fiduciary and Plan Administrator of Plan Agreement. As Named Fiduciary and Plan Administrator, said chief executive officer shall be responsible for the management, control, and administration of the agreement as established herein. Rurban may delegate certain aspects of the management or operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.



IN WITNESS WHEREOF, Rurban has caused this Agreement to be signed in its corporate name by its duly authorized officer, and attested by its Secretary, and Executive hereunto set his hand and seal, all on the day and year first above written.



ATTEST:
                                    RURBAN FINANCIAL CORP.


 /s/ Keeta J. Diller                  By /s/ David E. Manz
 ____________________________            _________________________________[SEAL]
 Witness                                 David E. Manz, Executive Vice President


 /s/ Gregory W. Klear                 By /s/ Thomas C. Williams
 ____________________________            _________________________________
 Witness                                 Executive


 /s/ Leslie A. Frysinger
 ____________________________
 Witness


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                          DESIGNATION OF BENEFICIARY


      Pursuant to the terms of a Salary Continuation Agreement, dated October 11, 1995 between myself and Rurban Financial Corp., I hereby designate the following beneficiary(ies) to receive payments which may be due under such Agreement after my death:


Primary Beneficiary:

Marilyn L. Williams            1108 E. River Dr., Defiance        Spouse
________________________       ____________________________       ______________
Name                           Address                            Relationship


Secondary Beneficiary(ies):

The Thomas C. Williams Trust   c/o The State Bank & Trust Co.
________________________       ____________________________       ______________
Name                           Address                            Relationship

________________________       ____________________________       ______________
Name                           Address                            Relationship


      The Primary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs Four and Five of said Agreement if he or she is living at the time a death benefit payment thereunder becomes due and payable, and the Secondary Beneficiary named above shall be the designated beneficiary referred to in Paragraphs Four and Five of said Agreement only if he or she is living at the time a death benefit payment becomes payable and the Primary Beneficiary is not then living.

      This designation hereby revokes any prior designation which may have been in effect.

                                          Date:  October 11, 1995
                                                 -------------------------

 /s/ Leona M. Bailey                      /s/ Thomas C. Williams
 _____________________________            ______________________________________
 Witness                                  Executive


                                          Acknowledged by:


                                          /s/ David E. Manz
                                          ______________________________________
                                          (Rurban Officer)

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                         Schedule A to Exhibit 10(s)

      The following executive officers of Rurban Financial Corp. (the "Corporation") entered into Executive Salary Continuation Agreements with the Corporation which are identical to the Executive Salary Continuation Agreement, dated October 11, 1995, between Thomas C. Williams and the Corporation filed as Exhibit 10(s) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995:

                             Position with              Date of Executive Salary
Name of Executive Officer    the Corporation            Continuation Agreement
_________________________    _______________            ______________________

David E. Manz                Executive Vice President     October 11, 1995

Edward L. Yoder              Vice President               October 16, 1995

Robert W. Constien           Vice President               October 16, 1995